Exhibit 99.3
PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

Board Composition

Our board of directors is currently divided into three classes with each class composed as follows:

•	Class I directors: Sheryl D. Palmer and Peter Lane, whose current terms will expire at our annual meeting of stockholders to be held in 2020;

•

Class II director: David C. Merritt, whose current term will expire at this Annual Meeting and who has been nominated by our board of directors for election to our board for a term that will expire at our annual meeting of stockholders to be held in 2021; and

•	Class III directors: James Henry and Anne L. Mariucci, whose current terms will expire at our annual meeting of stockholders to be held in 2019.

As discussed in greater detail in the Declassification Proposal, our board of directors has recently approved the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our board of directors, subject to the approval of the stockholders at this Annual Meeting. If the Declassification Proposal is approved by the requisite vote of our stockholders, the Amended and Restated Certificate of Incorporation implementing the phased-in declassification of our board of directors is expected to be filed with the Secretary of State of the State of Delaware and become effective promptly after the Annual Meeting.

Following the effectiveness of the Amended and Restated Certificate of Incorporation, any person subsequently elected or appointed to our board of directors will serve for a term expiring at the annual meeting of stockholders following his or her election or appointment and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Accordingly, if the Amended and Restated Certificate of Incorporation is approved by our stockholders and becomes effective, the directors elected at our annual meeting of stockholders to be held in 2019 (and each annual meeting of stockholders held thereafter) will be elected for a one-year term and will hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Commencing with our annual meeting of stockholders to be held in 2021, the declassification of our board of directors will be complete.

If the Declassification Proposal is approved by the requisite vote of our stockholders and the Amended and Restated Certification of Incorporation becomes effective, all of our directors appointed or elected to serve on our board of directors for a one-year term may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of our outstanding capital stock entitled to vote generally in the election of directors, voting as a single class. Until the declassification of our board of directors is complete, to the fullest extent permitted by law, any director who was previously elected to serve for a term extending until our annual meeting of stockholders to be held in 2020 or 2021, for so long as such director is serving the remainder of such term and until such time, if any, as such director is re-elected to serve for a one-year term (a “Continuing Classified Director”), may be removed only for cause and only by the affirmative vote of the holders of at least 75% in voting power of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

For more information on the current composition of our board of directors, see “Corporate Governance—Information About Our Board of Directors—Process for Identifying and Nominating Directors” and “Corporate Governance—Board Structure and Operations—Composition of Our Board of Directors.”

Upon recommendation of our nominating and corporate governance committee, our board of directors has nominated Mr. Merritt for election as a member of our board of directors. Mr. Merritt currently serves as a director, and, if elected at the Annual Meeting, will serve as a director until our annual meeting of stockholders to be held in 2021 and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Merritt has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. If the nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board. The board of directors has no reason to believe that the nominee identified in this Proxy Statement will be unable or unwilling to serve as a director if elected.

6 | Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Class II Director for Election to a Three-Year Term Expiring at the 2021 Annual Meeting of Stockholders

DAVID C. MERRITT AGE 63

Mr. Merritt has served as a director since June 2013. From March 2009 through December 2013, he was the president of BC Partners, Inc., a financial advisory firm. Mr. Merritt is a director of Charter Communications, Inc., a publicly traded company, and currently serves as Chairman of its audit committee. Mr. Merritt previously served on the board of directors of Calpine Corporation. From 1975 to 1999, Mr. Merritt was an audit and consulting partner of KPMG, serving in a variety of capacities during his years with the firm, including national partner in charge of the media and entertainment practice. Mr. Merritt holds a B.S. degree in Business and Accounting from California State University—Northridge.

As a seasoned director and audit committee chair with extensive accounting, financial reporting and audit committee experience, Mr. Merritt brings a strong background in leadership, governance and corporate finance to the Company’s board of directors.

In the vote on the election of the Class II director nominee, stockholders may:

•	vote FOR the nominee; or

•	WITHHOLD votes for the nominee.

Unless you elect to vote differently by so indicating on your signed proxy, your shares will be voted FOR the board of directors’ nominee. The one Class II director nominee receiving the greatest number of votes cast at the Annual Meeting, even if less than a majority, will be elected. Proxies marked “withhold” and broker non-votes will have no effect on the outcome of this proposal. If a nominee ceases to be a candidate for election by the time of the Annual Meeting (a contingency that the board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of our board of directors.

The Board of Directors Recommends a Vote “FOR” the Above-Named Director Nominee.

Class I Directors Continuing in Office Unit the 2020 Annual Meeting of Stockholders

SHERYL D. PALMER AGE 56

Ms. Palmer became our predecessor’s President and Chief Executive Officer and a member of its board of directors in August 2007 after previously serving as Executive Vice President for the West Region of Morrison Homes. She has also served as our Chairman of the Board since May 2017. Her previous experience includes senior leadership roles at Blackhawk Corp. and Pulte Homes/Del Webb Corporation, each homebuilders and developers of retirement communities, where she last held the title of Nevada Area President at Pulte/Del Webb Corporation and Division President at Blackhawk Corp. Ms. Palmer brings over 30 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with the Company, Ms. Palmer currently serves as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, and as a member of the board of directors and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families.

We believe Ms. Palmer’s over 30 years of industry experience make her a valuable member of our board of directors. In addition, as our President and Chief Executive Officer, the directors believe it is appropriate for her to be a member of our board.

PETER LANE AGE 53

Mr. Lane has served as a director since June 2012 and as lead independent director since May 2017. Mr. Lane served as Chief Executive Officer of AXIP Energy Services, LP (formerly known as Valerus Compression Services, “AXIP”), an oilfield services company headquartered in Houston, Texas from 2010 to 2016. Prior to joining AXIP, Mr. Lane was an Operating Partner at TPG Global, LLC (“TPG”) from 2009 to 2011. Before TPG, Mr. Lane spent 12 years at Bain & Company (“Bain”), a global consulting firm, where he led the Dallas and Mexico City offices, as well as its oil and gas practice. He became a Partner at Bain in 2003. Mr. Lane currently serves on the board of directors of AXIP, FleetPride, Inc., Petro Harvester Oil & Gas, LLC. and Goosehead Insurance, Inc. Mr. Lane holds a B.S. in physics from the University of Birmingham in the United Kingdom and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mr. Lane brings extensive experience in business operations, finance and corporate governance to our board of directors. For these reasons, we believe he is well qualified to serve on our board of directors.

Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement  | 7

PROPOSAL 1: ELECTION OF DIRECTORS

Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

JAMES HENRY AGE 71

Mr. Henry has served as a director since March 2013. Mr. Henry has held various positions at Bank of the West, a financial services company, most recently serving as Vice Chairman and Chief Risk Officer from 2006 until his retirement in 2007. For most of his tenure at Bank of the West, Mr. Henry was responsible for operating and growing the bank’s specialty lending groups. Mr. Henry is a Director of Wedgewood, Inc., a privately held, large real estate foreclosure company, and Chief Enterprises, Inc., a privately held auto and heavy equipment supplier, and is a former director and currently serves on the investment committee of the board of directors of the John Muir Health System, a not-for-profit healthcare provider. He holds a B.S. in Business Administration from the University of Dayton and an M.B.A. from DePaul University.

We believe that Mr. Henry’s long experience in finance, banking and extensive knowledge of lending practices make him well qualified to serve on our board of directors.

ANNE L. MARIUCCI AGE 60

Ms. Mariucci has served as a director since March 2014. Ms. Mariucci has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of executive senior management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb Corporation following its merger with Pulte Homes, Inc. She presently serves on the board of Banner Health, a national nonprofit health care provider. She also serves as a director of CoreCivic, Inc., a publicly traded REIT, Southwest Gas Company, a publicly traded utility company, Arizona State University Foundation and the Fresh Start Women’s Foundation. Since 2003, she has been affiliated with the private equity firms Hawkeye Partners, serving as a member of the Board of Advisors, and Glencoe Capital. She is a past director of the Arizona State Retirement System, Action Performance Companies, the Arizona Board of Regents (where she was its past Chairman) and the University of Arizona Health Network, as well as a past Trustee of the Urban Land Institute. Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business.

Ms. Mariucci brings extensive experience in real estate, homebuilding and corporate governance. For these reasons, we believe she is well qualified to serve on our board of directors.

8 | Taylor Morrison Home Corporation Notice of 2018 Annual Meeting of Stockholders and Proxy Statement